UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2013

CITIZENS & NORTHERN CORPORATION

(Exact name of registrant as specified in its charter)

PENNSYLVANIA

(State or other jurisdiction of incorporation)

000-16084	23-2951943
(Commission file number)	(IRS employer ID)

90-92 Main Street, Wellsboro Pennsylvania	16901
(Address of principal executive office)	(Zip Code)

Registrant's telephone number, including area code - (570) 724-3411

N/A

(Former name, address and fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Execution of Employment Agreements with Certain Named Executive Officers

On September 19, 2013, Citizens & Northern Corporation (the “Company”), the holding company for Citizens & Northern Bank (the “Bank”), entered into employment agreements with Charles H. Updegraff, Jr., President and Chief Executive Officer of the Company and the Bank, Mark A. Hughes, Executive Vice President and Chief Financial Officer of the Bank, Harold F. Hoose, III, Executive Vice President and Director of Lending of the Bank, and Deborah E. Scott, Executive Vice President and Director of the Trust Department of the Bank (collectively, the “Employment Agreements”). The following summarizes the material terms of the Employment Agreements.

The Employment Agreements with Messrs. Updegraff, Hughes and Hoose, and with Ms. Scott, provide for an initial term and an initial annual base salary at the rates set forth in the table below.

Executive	Initial Term Expires	Initial Annual Base Salary
Charles H. Updegraff, Jr.	September 19, 2016	$365,134
Mark A. Hughes	September 19, 2016	$230,000
Harold F. Hoose, III	September 19, 2015	$180,000
Deborah E. Scott	September 19, 2015	$171,500

The Employment Agreements of Messrs. Updegraff and Hughes provide that the term of such agreement shall be automatically renewed on each September 19th for successive three (3) year terms, unless either the Company or the executive gives written notice of nonrenewal at least 90 days prior to the next renewal date.

The Employment Agreements of Mr. Hoose and Ms. Scott provide that the term of such agreement shall be automatically extended an additional twelve (12) months, unless written notice of nonrenewal is provided no later than July 19, 2015 and each July 19th thereafter.

Under the Employment Agreements, each executive is eligible to receive annual incentive payments and stock based incentives as determined by the Compensation Committee, which may, but need not be, issued under any incentive plan maintained by the Company, and is eligible to participate in any retirement plan, deferred compensation plan, welfare benefit plan or other benefit program in which full-time employees of the Bank are eligible to participate.

The Employment Agreements also provide each executive with reimbursement of business expenses and paid vacation in accordance with Company policies and procedures and, with respect to Messrs. Updegraff and Hoose, use of a Bank owned automobile and a country club membership. Ms. Scott’s Employment Agreement also provides for the use of a Bank owned automobile.

With respect to Mr. Updegraff’s Employment Agreement, during the term of the agreement, the Company and the Bank have agreed to cause Mr. Updegraff to be elected to the Board of Directors of the Bank and nominated for election to the Board of Directors of the Company in connection with each election of directors wherein his term of office otherwise would expire.

Each Employment Agreement contains customary nondisclosure, nonsolicitation and mutual nondisparagement provisions and, in the case of Messrs. Updegraff and Hughes, a twenty-four (24) month restrictive covenant and, in the case of Mr. Hoose and Ms. Scott, an eighteen (18) month restrictive covenant, in each case applicable within thirty-five (35) miles of any office of the Company or the Bank after voluntary or involuntary termination of the executive’s employment with the Company and the Bank.

Each Employment Agreement also provides that the executive may terminate his or her employment for “good reason” (as defined in the agreement) after notice to the Company or the Bank within thirty (30) days after the initial existence of the condition giving rise to the right to terminate and the failure of the Company or Bank to cure the situation within thirty (30) days after receipt of such notice.

Additionally, each Employment Agreement provides for a lump sum payment to the executive in the event of a termination of employment following a “change in control” (as defined in the agreement) or without “cause” (as defined in the agreement) absent a change in control, such payment to be equal to the sum of the highest annual base salary earned by the executive during the immediately preceding three (3) years, plus the highest cash bonus and other incentive compensation earned with respect to one of the three preceding years, plus the highest value of stock options and other stock incentives awarded to the executive in one of the immediately preceding three years, multiplied by a predetermined factor depending on the executive and whether the executive was terminated following a change in control. Additionally, each of the Employment Agreements provides for the continuation of the executive’s participation in the Bank’s life, disability, medical/health insurance and other welfare benefits in effect during the one (1) year period preceding the termination of employment (or a cash payment representing the value of such benefits). The factor applicable to each of the executives for purposes of determining the lump sum payment and the time period for which benefits are to be continued are set forth in the following table.

	Multiplier Factor				Benefits Continuation Period
Executive	Change in Control		Without Cause Absent a Change in Control		Change in Control	Without Cause Absent a Change in Control
Charles H. Updegraff, Jr.	2.99	X	1.0	X	3 Years	1 Year
Mark A. Hughes	2.99	X	1.0	X	3 Years	1 Year
Harold F. Hoose, III	1.5	X	0.5	X	18 Months	6 Months
Deborah E. Scott	1.5	X	0.5	X	18 Months	6 Months

Adoption of Executive Compensation Recoupment Policy

On September 19, 2013, the Board of Directors of the Company adopted an Executive Compensation Recoupment Policy. The policy covers each of the Company’s Section 16 reporting officers and provides that the Company will seek to recover certain incentive based compensation payments to a current or former covered officer under the following circumstances:

•	The payment was predicated upon achieving certain financial results that were subsequently the subject of a restatement of the Company’s financial statements as filed with the Securities and Exchange Commission (“SEC”), and a lower payment would have been made to such officer based upon the restated financial results; or

•	If the covered officer is the Chief Executive Officer or Chief Financial Officer of the Company, and the Company is required to prepare a restatement due to the material noncompliance by the Company, as a result of misconduct by such officer, with any financial reporting requirement under the securities laws, such officer shall, to the extent required by the SEC under Section 304 of the Sarbanes-Oxley Act of 2002, reimburse the Company for any bonus or other incentive-based compensation received by such officer during the 12-month period following the first public issuance or filing with the SEC of the financial document embodying such financial reporting requirement together with any profits realized from the sale of any securities of the Company during such period; or

•	The Compensation Committee determines that the officer engaged in fraud or willful misconduct that contributed to the need for a restatement, in which case the officer may be required to forfeit and repay to the Company all of the awards for the relevant time period, plus a reasonable rate of interest.

Additionally, in the first instance above, the Company will, to the extent practicable, seek to recover from the officer the amount by which the Compensation Committee has determined that an incentive payment made in the prior three years to such officer for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Each of the covered officers are required to execute an acknowledgment and agreement to become bound by the terms of the policy.

In connection with the adoption of the recoupment policy, the Board amended the Company’s cash Incentive Award Plan and 1995 Stock Incentive Plan to provide that awards issued under such plans are subject to recovery by the Company under any recoupment policy adopted by the Company, which includes the Executive Compensation Recoupment Policy described above.

The foregoing description of the Employment Agreements, Executive Compensation Recoupment Policy and amendment to the Company’s incentive plans is qualified in its entirety by reference to the full text of the Employment Agreements, Executive Compensation Recoupment Policy and amendment to the Company’s incentive plans, attached hereto as Exhibits 10.1 through 10.6 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Charles H. Updegraff, Jr., dated September 19, 2013.

10.2	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Mark A. Hughes, dated September 19, 2013.

10.3	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Harold F. Hoose, III, dated September 19, 2013.

10.4	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Deborah E. Scott, dated September 19, 2013.

10.5	Executive Compensation Recoupment Policy, adopted September 19, 2013.

10.6	Form of Amendment to Citizens & Northern Corporation’s 1995 Stock Incentive Plan and Annual Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Citizens & Northern Corporation

Date:	September 19, 2013	By:	/s/ Mark A. Hughes
Mark A. Hughes, Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Charles H. Updegraff, Jr., dated September 19, 2013.

10.2	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Mark A. Hughes, dated September 19, 2013.

10.3	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Harold F. Hoose, III, dated September 19, 2013.

10.4	Employment Agreement between Citizens & Northern Corporation, Citizens & Northern Bank and Deborah E. Scott, dated September 19, 2013.

10.5	Executive Compensation Recoupment Policy, adopted September 19, 2013.

10.6	Form of Amendment to Citizens & Northern Corporation’s 1995 Stock Incentive Plan and Annual Incentive Plan.